Exhibit 99.1

Imation Reports Second Quarter 2010 Financial Results

OAKDALE, Minn.--(BUSINESS WIRE)--July 27, 2010--Imation Corp. (NYSE:IMN) today released financial results for the quarter ended June 30, 2010. All financial information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Key points for Q2 2010 include the following:

  Revenue of $354.4 million was down 11 percent compared with Q2 2009 of $400 million.
  Gross margin of 16.5 percent was up compared with Q2 2009 gross margin of 15.9 percent.
  Selling, general and administrative expenses were $51.5 million, down $7.7 million or 13 percent compared with Q2 2009.
  A goodwill impairment non-cash charge of $23.5 million or $0.38 per diluted share was recorded.
  Net loss from continuing operations was $15.7 million or $0.42 per diluted share compared with a net loss from continuing operations of $38.3 million or $1.02 per diluted share in Q2 2009.
  Total cash and cash equivalents were $251.3 million, up $87.9 million from December 31, 2009.

Imation Chief Executive Officer Mark Lucas, appointed to the position in May 2010, commented, “While we continue to make progress in the evolution of our business model including gross margin and cost control, we clearly need to drive stronger revenue. Our cash flow has remained strong, finishing the quarter with more than $250 million of cash and no debt.”

“I’m very pleased to be leading Imation and am excited about the opportunities ahead for our company. I believe our core capabilities -- including leading storage technologies, a strong global brand portfolio, deep channel strength in both retail and commercial, and our powerful global distribution network -- can be further leveraged as we move Imation forward,” concluded Lucas.

Segment reporting change and goodwill impairment

During the period, the Company realigned its corporate segments and reporting structure with how the business will be managed going forward. As part of this reorganization, the Company combined its Electronic Products segment with its Americas segment, and separated the Asia Pacific segment into North Asia and South Asia regions. Each of these segments has responsibility for selling all product lines. A financial history of the new segments is provided in Table Six.

The Electronic Products reporting unit, which contained $23.5 million of goodwill, was combined with the Americas Consumer reporting unit as part of the realignment requiring the Company to test goodwill for impairment. The Americas Consumer reporting unit had a fair value significantly less than book value prior to the combination and therefore once combined an impairment was triggered. The goodwill impairment non-cash charge of $23.5 million ($14.2 million after-tax) is not allocated to any segment.

The Company changed its product revenue disclosures to the categories noted below and is also including product gross margin disclosures. These disclosures are aligned with how the business is now managed.

Traditional storage products – Magnetic, Optical and other traditional storage products
Emerging storage products – Flash and hard disk related storage products
Electronics and accessories – Electronic products and accessories

A financial history of the new product disclosures is provided in Table Six.

Q2 2010 Results versus Q2 2009

Net revenue for Q2 2010 was $354.4 million, down 11 percent from Q2 2009, driven by price erosion of nine percent and overall volume declines of three percent partially offset by favorable currency impacts of one percent. From a product perspective, the overall revenue decrease was due primarily by declines of 14 percent in traditional storage products and 23 percent in electronics and accessories driven by planned rationalization of lower gross margin video products, partially offset by an increase of 31 percent in emerging storage products.

Gross margins for Q2 2010 were 16.5 percent compared with Q2 2009 gross margins of 15.9 percent. The increase in gross margins was due to higher margins in emerging storage products as well as electronics and accessories. Gross margins in traditional storage products were stable overall, with improvements in optical products offset by declines in magnetic products.

Operating expenses for Q2 2010 were $55.4 million, down $8.5 million, or 13 percent compared to Q2 2009, due to reduced litigation expense related to a litigation settlement in July 2009 and ongoing restructuring and cost control actions. In 2009, a litigation settlement charge of $49.0 million was recorded. At that time, the Company entered into a confidential settlement agreement ending all legal disputes with Philips Electronics N.V., U.S. Philips Corporation and North American Philips Corporation.

Restructuring and other charges were $3.4 million in Q2 2010 compared with $9.8 million in Q2 2009. The charges relate to costs from previously announced restructuring programs.

Operating loss was $23.8 million in Q2 2010 compared with $59.3 million in Q2 2009. Adjusting for the impact of the goodwill impairment charge and restructuring and other charges, operating income was $3.1 million in Q2 2010. Adjusting for the impact of the litigation settlement and restructuring and other charges in Q2 2009, operating loss was $0.5 million (see Table Two).

Net loss per diluted share from continuing operations was $0.42 in Q2 2010 compared with a diluted loss per share from continuing operations of $1.02 in Q2 2009. Adjusting for the above noted goodwill impairment charge in Q2 2010, the litigation settlement charge in Q2 2009 and restructuring and other charges in both periods, earnings per diluted share was $0.02 in Q2 2010 compared with a loss per diluted share of $0.05 in Q2 2009 (see Table Two).

Cash balances: Ending cash and cash equivalents were $251.3 million as of June 30, 2010, an increase of $87.9 million from $163.4 million as of December 31, 2009, driven by continued working capital improvements as well as earnings (see Table Five).

Non-GAAP Financial Measures

The Non-GAAP financial measurements (adjusted operating income (loss) and adjusted earnings (loss) per diluted share) are provided to assist in understanding the impact of certain items on Imation’s actual results of operations when compared with prior periods. (See Table Two). Management believes this will assist investors in making an evaluation of Imation’s performance against prior periods on a comparable basis by adjusting for these items. Management understands that there are material limitations on the use of Non-GAAP measures. Non-GAAP measures are not substitutes for GAAP measures for the purpose of analyzing financial performance. These Non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. This information should not be construed as an alternative to the reported results, which have been determined in accordance with accounting principles generally accepted in the United States of America.

Description of Tables

Table One – Consolidated Statements of Operations
Table Two – Non-GAAP Financial Measures
Table Three – Consolidated Balance Sheets
Table Four – Supplemental Segment and Product Information
Table Five – Operations and Cash Flow – Additional Information
Table Six – Historical Segment and Product Information

Webcast and Replay Information

A teleconference is scheduled for 9:00 AM Central Time today, July 27, 2010. A webcast of Imation Corp.’s second quarter teleconference will be available on the Internet on a listen-only basis at http://ir.Imation.com or http://www.streetevents.com. A taped replay of the teleconference will be available beginning at 1:00 PM Central Time on July 27, 2010 until 5:00 PM Central Time on August 3, 2010 by dialing 866-837-8032 (access code 1459190). All remarks made during the teleconference will be current at the time of the teleconference and the replay will not be updated to reflect any subsequent developments.

About Imation Corp.

Imation Corp. (NYSE: IMN) is a leading global technology company dedicated to helping people and organizations store, protect and connect their digital world. Our portfolio of data storage and security products, electronics and accessories reaches customers in more than 100 countries through a powerful global distribution network. Imation Corp.'s global brand portfolio includes the Imation, Memorex, XtremeMac, and TDK Life on Record brands. Additional information about Imation is available at www.imation.com.

Risk and Uncertainties

Certain information contained in this press release which does not relate to historical information may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause our actual results in the future to differ materially from our historical results and those presently anticipated or projected. We wish to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. Risk factors include our ability to successfully implement our strategy; our ability to grow our business in new products with profitable margins; the possibility that our deferred tax assets or other assets may become further impaired; our ability to introduce new offerings in a timely manner either independently or in association with OEMs or other third parties; the market acceptance of newly introduced product and service offerings; the potential dependence on third parties for new product introductions or technologies in order to introduce our own new products; continuing uncertainty in global and regional economic conditions; foreign currency fluctuations; the volatility of the markets in which we operate; our ability to successfully manage multiple brands globally; our ability to achieve the expected benefits from our strategic relationships and distribution agreements; the competitive pricing environment and its possible impact on profitability and inventory valuations; the ready availability and price of energy and key raw materials or critical components; our ability to meet our revenue growth and cost reduction targets; our ability to secure adequate supply of certain high demand products at acceptable prices; the rate of revenue decline for certain existing products; our ability to efficiently source, warehouse and distribute our products globally; significant changes in discount rates and other assumptions used in the valuation of our pension plans; our ability to continue realizing the benefits from our global manufacturing strategy for magnetic data storage products and the related restructuring; our ability to secure and maintain adequate shelf and display space over time at retailers which conduct semi-annual or annual line reviews; the future financial and operating performance of major customers and industries served; our ability to successfully defend our intellectual property rights and the ability or willingness of our suppliers to provide adequate protection against third party intellectual property or product liability claims; the outcome of any pending or future litigation; the volatility of our stock price due to our results or market trends, as well as various factors set forth from time to time in our filings with the Securities and Exchange Commission.

Table One

IMATION CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except for per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net revenue	$354.4	$400.0	$720.2	$796.5
Cost of goods sold	295.9	336.6	600.0	666.2
Gross profit	58.5	63.4	120.2	130.3

Operating expense:
Selling, general and administrative	51.5	59.2	104.6	123.9
Research and development	3.9	4.7	8.3	10.0
Goodwill impairment	23.5	-	23.5	-
Litigation settlement	-	49.0	-	49.0
Restructuring and other	3.4	9.8	7.4	15.3
Total	82.3	122.7	143.8	198.2

Operating loss	(23.8)	(59.3)	(23.6)	(67.9)

Other (income) and expense:
Interest income	(0.2)	(0.2)	(0.4)	(0.4)
Interest expense	1.0	0.3	2.1	0.7
Other, net	2.1	3.3	5.0	10.7
Total	2.9	3.4	6.7	11.0

Loss before income taxes	(26.7)	(62.7)	(30.3)	(78.9)

Income tax benefit	(11.0)	(24.4)	(12.1)	(27.9)

Loss from continuing operations	(15.7)	(38.3)	(18.2)	(51.0)

Discontinued operations:
Income (loss) from operations of discontinued businesses, net of income taxes	-	1.4	(0.1)	2.5

Income (loss) from discontinued operations	-	1.4	(0.1)	2.5

Net loss	$(15.7)	$(36.9)	$(18.3)	$(48.5)

(Loss) earnings per common share - basic:
Continuing operations	$(0.42)	$(1.02)	$(0.48)	$(1.36)
Discontinued operations	-	0.04	-	0.07
Net income	(0.42)	(0.98)	(0.49)	(1.29)

(Loss) earnings per common share - diluted:
Continuing operations	$(0.42)	$(1.02)	$(0.48)	$(1.36)
Discontinued operations	-	0.04	-	0.07
Net income	(0.42)	(0.98)	(0.49)	(1.29)

Weighted average shares outstanding
Basic	37.8	37.5	37.7	37.5
Diluted	37.8	37.5	37.7	37.5

Table Two

IMATION CORP.
Non-GAAP Financial Measures
(In millions, except for per share amounts)
(Unaudited)

Operating income / Adjusted operating income (loss)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Operating loss from continuing operations:	$(23.8)	$(59.3)	$(23.6)	$(67.9)
Goodwill impairment	23.5	-	23.5	-
Litigation settlement	-	49.0	-	49.0
Restructuring and other	3.4	9.8	7.4	15.3
Adjusted operating income (loss) from continuing operations - Non-GAAP	$3.1	$(0.5)	$7.3	$(3.6)

Net loss from continuing operations	$(0.42)	$(1.02)	$(0.48)	$(1.36)
Goodwill impairment	0.38	-	0.38	-
Litigation settlement	-	0.81	-	0.81
Restructuring and other	0.06	0.16	0.12	0.26
Adjusted diluted EPS - Non-GAAP	$0.02	$(0.05)	$0.02	$(0.29)

The Non-GAAP financial measurements (adjusted operating income (loss) and adjusted earnings (loss) per diluted share) are provided to assist in understanding the impact of certain items on Imation’s actual results of operations when compared with prior periods. Management believes this will assist investors in making an evaluation of Imation’s performance against prior periods on a comparable basis by adjusting for these items. Management understands that there are material limitations on the use of Non-GAAP measures. Non-GAAP measures are not substitutes for GAAP measures for the purpose of analyzing financial performance. These Non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. This information should not be construed as an alternative to the reported results, which have been determined in accordance with accounting principles generally accepted in the United States of America.

Table Three

IMATION CORP.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$251.3	$163.4
Accounts receivable, net	238.1	314.9
Inventories	220.3	235.7
Other current assets	159.4	164.4

Total current assets	869.1	878.4

Property, plant and equipment, net	103.2	109.8
Intangible assets, net	329.9	337.3
Goodwill	-	23.5
Other assets	51.8	44.8

Total assets	$1,354.0	$1,393.8

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$222.5	$201.4
Accrued payroll	12.4	19.7
Other current liabilities	127.6	150.8

Total current liabilities	362.5	371.9

Other liabilities	92.7	94.7

Total liabilities	455.2	466.6

Shareholders' equity	898.8	927.2

Total liabilities and shareholders' equity	$1,354.0	$1,393.8

Table Four

IMATION CORP.
SUPPLEMENTAL SEGMENT AND PRODUCT INFORMATION
(Dollars in millions)
(Unaudited)

	Three months ended		Three months ended
	June 30,		June 30,
	2010		2009		% Change
	Revenue	% Total	Revenue	% Total
Americas	$181.2	51.1%	$210.6	52.6%	-14.0%
Europe	64.5	18.2%	85.5	21.4%	-24.6%
North Asia	73.0	20.6%	70.3	17.6%	3.8%
South Asia	35.7	10.1%	33.6	8.4%	6.2%
Total	$354.4	100.0%	$400.0	100.0%

	Revenue	% Total	Revenue	% Total
Traditional storage
Optical products	$153.2	43.2%	$179.4	44.8%	-14.6%
Magnetic products	84.2	23.8%	98.6	24.7%	-14.6%
Other traditional storage	16.7	4.7%	18.3	4.6%	-8.7%
Total traditional storage	254.1	71.7%	296.3	74.1%	-14.2%
Emerging storage	48.9	13.8%	37.3	9.3%	31.1%
Electronics and accessories	51.4	14.5%	66.4	16.6%	-22.6%
Total	$354.4	100.0%	$400.0	100.0%

	Operating Income		Operating Income
	(Loss)	OI %	(Loss)	OI %
Americas	$9.4	5.2%	$13.2	6.3%	-28.8%
Europe	(1.5)	-2.3%	0.4	0.5%	-475.0%
North Asia	2.4	3.3%	2.9	4.1%	-17.2%
South Asia	1.0	2.8%	(0.1)	-0.3%	NM
Corp/Unallocated (1)	(35.1)	NM	(75.7)	NM	NM
Total	$(23.8)	-6.7%	$(59.3)	-14.8%

	Gross Margin		Gross Margin

Traditional storage	18.8%		18.7%
Emerging storage	8.8		4.6
Electronics and accessories	12.6		9.5
Total	16.5%		15.9%

	Six months ended		Six months ended
	June 30,		June 30,
	2010		2009		% Change
	Revenue	% Total	Revenue	% Total
Americas	$342.9	47.6%	$394.6	49.5%	-13.1%
Europe	151.2	21.0%	184.0	23.1%	-17.8%
North Asia	154.3	21.4%	151.3	19.0%	2.0%
South Asia	71.8	10.0%	66.6	8.4%	7.8%
Total	$720.2	100.0%	$796.5	100.0%

	Revenue	% Total	Revenue	% Total
Traditional storage
Optical products	$310.6	43.1%	$361.0	45.3%	-14.0%
Magnetic products	174.2	24.2%	203.6	25.6%	-14.4%
Other traditional storage	32.8	4.6%	38.9	4.9%	-15.7%
Total traditional storage	517.6	71.9%	603.5	75.8%	-14.2%
Emerging storage	106.4	14.7%	77.5	9.7%	37.3%
Electronics and accessories	96.2	13.4%	115.5	14.5%	-16.7%
Total	$720.2	100.0%	$796.5	100.0%

	Operating Income		Operating Income
	(Loss)	OI %	(Loss)	OI %
Americas	$18.5	5.4%	$21.5	5.4%	-14.0%
Europe	0.3	0.2%	1.8	1.0%	-83.3%
North Asia	5.5	3.6%	7.6	5.0%	-27.6%
South Asia	2.0	2.8%	0.6	0.9%	233.3%
Corp/Unallocated (1)	(49.9)	NM	(99.4)	NM	NM
Total	$(23.6)	-3.3%	$(67.9)	-8.5%

	Gross Margin		Gross Margin

Traditional storage	19.2%		19.3%
Emerging storage	8.2		5.2
Electronics and accessories	12.4		8.5
Total	16.7%		16.4%
NM - Not Meaningful

(1) Corporate and unallocated amounts include litigation settlement, goodwill impairment, research and development expense, corporate expense, stock-based compensation expense, restructuring and other charges that are not allocated to the regional markets we serve. We believe this avoids distorting the operating income for the regional segments.

Table Five

IMATION CORP.
OPERATIONS AND CASH FLOW - ADDITIONAL INFORMATION
(Dollars in millions)
(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in millions)	June 30,		June 30,
	2010	2009	2010	2009
Gross Profit	$58.5	$63.4	$120.2	$130.3
Gross Margin %	16.5%	15.9%	16.7%	16.4%
Operating Income (Loss)	$(23.8)	$(59.3)	$(23.6)	$(67.9)
Operating Income %	-6.7%	-14.8%	-3.3%	-8.5%
Capital Spending	$1.3	$1.8	$3.5	$7.2
Depreciation	$4.4	$4.9	$9.1	$9.7
Amortization	$6.0	$5.7	$11.8	$11.6
Tax Rate %	41.2%	38.9%	39.9%	35.4%

Asset Utilization Information *
			June 30,	December 31,
			2010	2009

Days Sales Outstanding (DSO)			59	60
Days of Inventory Supply			69	75
Debt to Total Capital			0.0%	0.0%

Other Information

Approximate employee count as of June 30, 2010:				1,120
Approximate employee count as of December 31, 2009:				1,210
Book value per share as of June 30, 2010:				$23.72
Shares used to calculate book value per share (millions):				37.9
Imation did not repurchase shares of its stock in the second quarter of 2010.
Authorization for repurchase of approximately 2.3 million shares remains outstanding based on latest Board authorization.

*	These operational measures, which we regularly use, are provided to assist in the investor's further understanding of our operations.

Days Sales Outstanding is calculated using the count-back method, which calculates the number of days of most recent revenue that are reflected in the net accounts receivable balance.

Days of Inventory Supply is calculated using the current period inventory balance divided by an estimate of the inventoriable portion of cost of goods sold expressed in days.

Debt to Total Capital is calculated by dividing total debt (long term plus short term) by total shareholders' equity and total debt.

Table Six

IMATION CORP.
HISTORICAL SEGMENT AND PRODUCT INFORMATION
(Dollars in millions)
(Unaudited)

Segment Information
	2010		2009
Revenue	Q1	Q2	Q1	Q2	Q3	Q4
Americas	$161.7	$181.2	$184.0	$210.6	$214.4	$225.2
Europe	86.7	64.5	98.5	85.5	86.2	100.3
North Asia	81.3	73.0	81.0	70.3	68.0	87.6
South Asia	36.1	35.7	33.0	33.6	32.7	38.6
Total	$365.8	$354.4	$396.5	$400.0	$401.3	$451.7

Operating income
Americas	$9.1	$9.4	$8.3	$13.2	$15.0	$11.8
Europe	1.8	(1.5)	1.4	0.4	1.4	(0.8)
North Asia	3.1	2.4	4.7	2.9	2.0	5.7
South Asia	1.0	1.0	0.7	(0.1)	1.1	0.9
Corp/Unallocated (1)	(14.8)	(35.1)	(23.7)	(75.7)	(17.8)	(13.1)
Total	$0.2	$(23.8)	$(8.6)	$(59.3)	$1.7	$4.5

Product Information
	2010		2009
Revenue	Q1	Q2	Q1	Q2	Q3	Q4
Traditional storage
Optical products	$157.4	$153.2	$181.6	$179.4	$182.9	$194.1
Magnetic products	90.0	84.2	105.0	98.6	93.5	108.9
Other traditional storage	16.1	16.7	20.6	18.3	17.5	21.3
Total traditional storage	263.5	254.1	307.2	296.3	293.9	324.3
Emerging storage	57.5	48.9	40.2	37.3	37.9	50.0
Electronics and accessories	44.8	51.4	49.1	66.4	69.5	77.4
Total	$365.8	$354.4	$396.5	$400.0	$401.3	$451.7

Gross Margin
Traditional storage	19.7%	18.8%	19.9%	18.7%	18.4%	18.4%
Emerging storage	7.7	8.8	5.7	4.6	7.7	7.4
Electronics and accessories	12.1	12.6	7.1	9.5	10.8	7.6
Total	16.9%	16.5%	16.9%	15.9%	16.1%	15.3%

(1) Corporate and unallocated amounts include litigation settlement, goodwill impairment, research and development expense, corporate expense, stock-based compensation expense, restructuring and other charges that are not allocated to the regional markets we serve. We believe this avoids distorting the operating income for the regional segments.

CONTACT:
Imation Corp.
Tim Gallaher, 651-704-4311